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                                       Exhibit 23.1


The Board of Directors
Duke Realty Investments, Inc.:

We consent to the use of our reports on the consolidated financial statements of Duke Realty Investments, Inc. and subsidiaries and the related financial statement schedules as of December 31, 1993 and 1992 and each of the years in the three years ended December 31, 1993, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




KPMG Peat Marwick
Indianapolis, Indiana
August 5, 1994